Exhibit 15.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statements on Form S-8 (No. 333-280778, 333-268653, 333-239474 and 333-229716) and on Form F-3 (No. 333-276709) of our report dated March 24, 2025, relating to the financial statements of Foresight Autonomous Holdings Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
March 24, 2025